Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-04171, 333-58024, 333-90462, 333-90464, 333-115654, 333-115653, and 333-04167) on Form S-8 of ICU Medical, Inc. of our report dated February 21, 2008 relating to our audits of the consolidated financial statements and the financial statement schedule of ICU Medical, Inc. for the years ended December 31, 2007 and 2006, which appears in this Annual Report on Amendment No. 1 to Form 10-K.

/s/ McGladrey & Pullen, LLP

Irvine, California
February 20, 2009